UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-97187	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 WEST PENDER STREET,
VANCOUVER, B.C., CANADA	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Section 1 – Registrant’s Business and Operations

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 11, 2005, Sterling Group Ventures, Inc. (“Sterling Group”), signed a letter of intent (the “LOI”) with Beijing Mianping Salt Lake Research Institute (“Mianping”) for the development of Dangxiongcuo salt lake property (“DXC Salt Lake”) in Nima county of Naqu district in Tibet, China. Pursuant to the LOI, the parties have agreed to set up a Joint Venture Company in Tibet, China to share the benefits, risks and losses of the project.

Under the terms of the LOI the Joint Venture company will conduct the development and operation of the DXC Salt Lake property in the areas that Mianping has an exploration permit and where Mianping is applying for mining permits. The business of the Joint Venture will include comprehensive development of the DXC Salt Lake lithium carbonate and borate and purification and production of related products.

It is intended that the terms of the Joint Venture will be decided upon further negotiations between the parties to the LOI. Any formal contract which may be signed in the future by both parties will be subject to the completion of a due diligence investigation of the mining site and project by Sterling Group.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.6	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/ Richard Shao
Richard Shao
President

July 14, 2005